Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:July 20, 2022

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

PHONE:(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES QUARTER AND YEAR END RESULTS AND CASH DIVIDEND TO SHAREHOLDERS

BRISTOL, PENNSYLVANIA, July 20, 2022 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the quarter and year ended June 30, 2022.  William Penn recorded net income of $1.1 million and $4.2 million, or $0.08 and $0.30 per basic and diluted share, for the quarter and year ended June 30, 2022, respectively, compared to net income of $666 thousand and $3.8 million, or $0.05 and $0.26 per basic and diluted share, for the quarter and year ended June 30, 2021. William Penn recorded core net income(1) of $1.2 million and $4.2 million, or $0.08 and $0.30 per basic and diluted share, for the quarter and year ended June 30, 2022, respectively, compared to core net income(1) of $745 thousand and $3.5 million, or $0.05 and $0.24 per basic and diluted share, for the quarter and year ended June 30, 2021, respectively.

In addition, William Penn announced that its Board of Directors has declared a cash dividend of $0.03 per share, payable on August 11, 2022, to common shareholders of record at the close of business on August 1, 2022.

Kenneth J. Stephon, William Penn’s Chairman, President and CEO, stated, “we made good progress during the fourth quarter on our strategic priorities of sound balance sheet management and prudent capital management for the benefit of our shareholders.  We continued to improve our asset mix during the quarter, as we used cash to fund $36.3 million of new loans and to purchase $24.9 million of high-quality investment securities, while also using $20.0 million to prepay high-cost advances from the Federal Home Loan Bank of Pittsburgh.  Net interest income improved through these actions, and our net interest margin expanded by 14 basis points sequentially from the prior quarter.”

Stephon added, “we are pleased to announce our third quarterly cash dividend since the completion of our second-step conversion and stock offering in March 2021 and we are also pleased with the progress of our share repurchase programs.  On March 11, 2022, we announced our first stock repurchase program, which became effective on March 25, 2022, and authorized the purchase of up to 758,528 shares, or 5% of outstanding shares.  On June 9, 2022, we announced that our Board of Directors authorized a new stock repurchase program to acquire up to 771,445 shares, or 5% of outstanding shares.  As of June 30, 2022, we had exhausted our first stock repurchase program and began repurchasing shares under our second program with a total of 766,936 shares purchased under these repurchase programs at a total cost of $9.1 million, or $11.84 per share.  We remain focused on organic growth, payment of a sustainable cash dividend, and the opportunistic buyback of our stock to deliver maximum value to our shareholders.”

Highlights for the quarter and year ended June 30, 2022 are as follows:

●	The Company commenced its previously announced stock repurchase program on March 25, 2022, which authorized the Company to purchase up to 5% of its outstanding stock, or 758,528 shares. On June 9, 2022, the Company announced that its Board of Directors approved a new stock repurchase program to acquire up to 771,445 shares, or 5% of outstanding shares. As of June 30, 2022, the Company had repurchased 766,936 shares under these repurchase programs at a total cost of $9.1 million, or $11.84 per share.

(1) As used in this press release, core net income is a non-GAAP financial measure.  This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

●	William Penn recorded net income of $1.1 million and $4.2 million, or $0.08 and $0.30 per basic and diluted share, and core net income(1) of $1.2 million and $4.2 million, or $0.08 and $0.30 per basic and diluted share, for the quarter and year ended June 30, 2022, respectively.
●	William Penn improved its asset mix and funded $113.3 million of new loans and purchased $207.5 million of high-quality investment securities during the year ended June 30, 2022, including $36.3 million of new loans funded and $24.9 million of investment securities purchased during the fourth quarter.
●	William Penn’s net interest margin measured 3.20% for the quarter ended June 30, 2022 compared to 3.06% for the quarter ended March 31, 2022 and 2.89% for the quarter ended June 30, 2021.
●	During the year ended June 30, 2022, the Company made a strategic decision to prepay $41.0 million of high-cost advances from the Federal Home Loan Bank (“FHLB”) of Pittsburgh, including $20.0 million during the fourth quarter.
●	Core deposits increased $82.5 million, or 21.0%, during the year ended June 30, 2022.
●	William Penn’s cost of deposits remained low at 30 basis points during the year ended June 30, 2022.
●	Asset quality metrics remain strong with non-performing assets to total assets of 0.74% as of June 30, 2022. Our allowance for loan losses totaled $3.4 million, or 0.71% of total loans and 0.94% of total loans, excluding acquired loans(2), as of June 30, 2022, compared to $3.6 million, or 0.78% of total loans and 1.19% of total loans, excluding acquired loans(2), as of June 30, 2021.

●	Book value per share measured $12.91 as of June 30, 2022 compared to $14.30 as of June 30, 2021. Tangible book value per share(3) measured $12.54 as of June 30, 2022 compared to $13.92 as of June 30, 2021. The decline in both book value per share and tangible book value per share was primarily due to the payment of a $0.30 per share one-time special cash dividend in August 2021 and two $0.03 per share quarterly cash dividends in February 2022 and May 2022, as well as a $15.3 million increase in the accumulated other comprehensive loss component on available-for-sale securities. These decreases to book value per share and tangible book value per share were partially offset by the repurchase of 766,936 shares at a weighted average cost of $11.84 per share during the year ended June 30, 2022 under the Company’s previously announced share repurchase programs.

Statement of Financial Condition

Total assets increased $57.6 million, or 7.0%, to $880.0 million at June 30, 2022, from $822.4 million at June 30, 2021, primarily due to a $53.5 million increase in deposits and a $24.0 million increase in advances from the FHLB of Pittsburgh, partially offset by a $24.6 million decrease in total stockholders’ equity.

Cash and cash equivalents decreased $132.5 million, or 78.6%, to $36.2 million at June 30, 2022, from $168.7 million at June 30, 2021.  The decrease in cash and cash equivalents was primarily driven by $207.5 million of investment purchases, $113.3 million of new loans funded, the payment of cash dividends totaling $5.3 million, and the repurchase of 766,936 shares at a cost of $9.1 million, partially offset by a $53.5 million increase in deposits, $99.0 million of loan paydowns and payoffs, a $24.0 million increase in advances from the FHLB of Pittsburgh and $24.0 million of investment paydowns.

Total investments increased $163.8 million, or 132.8%, to $287.1 million at June 30, 2022, from $123.3 million at June 30, 2021. During the year ended June 30, 2022, the Company deployed excess cash  into mortgage-backed securities and corporate bonds in the available-for-sale and held-to-maturity investment portfolios.  The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current and in rising interest rate environments.

(2) As used in this press release, the ratio of the allowance for loan losses to total loans, excluding acquired loans, is a non-GAAP financial measure.  This non-GAAP financial measure excludes loans acquired in a business combination.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(3) As used in this press release, tangible book value per share is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Net loans increased $14.3 million, or 3.1%, to $475.5 million at June 30, 2022, from $461.2 million at June 30, 2021.  During the year ended June 30, 2022, the Company originated $113.3 million of new loans, including $95.7 million of commercial loans, that were partially offset by $99.0 million of loan paydowns and payoffs.  The COVID-19 pandemic and interest rate environment have created a highly competitive market for lending.  The Company maintains conservative lending practices and is focused on lending to borrowers with high credit quality within its market footprint.

Bank-owned life insurance increased $4.0 million, or 11.2%, to $39.2 million at June 30, 2022, from $35.2 million at June 30, 2021.  Management purchased $2.9 million of bank-owned life insurance during the year ended June 30, 2022.  Management believes that bank-owned life insurance is a low-risk investment alternative with an attractive yield.

During the quarter ended June 30, 2022, the Company transferred properties with a total carrying value of $1.6 million to the held for sale classification and recorded a $20 thousand loss on disposition of fixed assets.  The Company intends to sell these properties by December 31, 2022.

Deposits increased $53.5 million, or 9.7%, to $606.6 million at June 30, 2022, from $553.1 million at June 30, 2021.  The increase in deposits was primarily due to an $82.5 million, or 21.0%, increase in core deposits, partially offset by a $29.0 million decrease in non-core time deposits.  The decrease in time deposits was consistent with the planned run-off associated with our re-pricing of higher-cost, non-relationship-based deposit accounts.

Borrowings increased $24.0 million, or 58.5%, to $65.0 million at June 30, 2022, from $41.0 million at June 30, 2021.  The increase in borrowings was due to $65.0 million of new short-term advances, partially offset by the strategic prepayment of $41.0 million of high-cost, long-term advances during the year ended June 30, 2022.

Stockholders’ equity decreased $24.6 million, or 11.3%, to $192.3 million at June 30, 2022, from $216.9 million at June 30, 2021.  The decrease in stockholders’ equity was primarily due to a $15.3 million increase in the accumulated other comprehensive loss component of the unrealized loss on available-for-sale securities, the repurchase of 766,936 shares at a cost of $9.1 million, or $11.84 per share, the payment of a $0.30 per share one-time special cash dividend in August 2021 totaling $4.6 million and the payment of two $0.03 quarterly cash dividends in February 2022 and May 2022 totaling $592 thousand, partially offset by $4.2 million of net income recorded during the year ended June 30, 2022.  Book value per share measured $12.91 as of June 30, 2022 compared to $14.30 as of June 30, 2021, and tangible book value per share(3) measured $12.54 as of June 30, 2022 compared to $13.92 as of June 30, 2021.

Net Interest Income

For the quarter ended June 30, 2022, net interest income was $6.2 million, an increase of $821 thousand, or 15.2%, from the quarter ended June 30, 2021.  The increase in net interest income was primarily due to an increase in interest income on investments and a decrease in interest expense on deposits and borrowings, partially offset by a decrease in interest income on loans.  We improved our asset mix by utilizing excess cash to purchase high-quality investments resulting in an increase in the average balance and yield on investments.  During the quarter ended June 30, 2022, we also originated $36.3 million of new loans, including $31.4 million of commercial loans.  In addition, we experienced a $231 thousand decrease in interest expense primarily due to the re-pricing of deposits and the prepayment of high-cost, long-term advances from the FHLB of Pittsburgh.  During the quarter ended June 30, 2022, we replaced the high-cost, long-term advances with short-term advances.  The net interest margin measured 3.20% for the quarter ended June 30, 2022 compared to 3.06% for the quarter ended March 31, 2022 and 2.89% for the quarter ended June 30, 2021.  The increase in the net interest margin during the quarter ended June 30, 2022 compared to the quarter ended March 31, 2022 was primarily due to the previously mentioned improvement in asset mix and prepayment of high-cost advances from the FHLB of Pittsburgh.  The year-over-year increase in the net interest margin was primarily due to the decrease in the cost of deposit funds and borrowed funds, as well as an increase in our yield on investment securities.

For the year ended June 30, 2022, net interest income was $23.0 million, an increase of $1.5 million, or 6.99%, from the year ended June 30, 2021.  The increase in net interest income was primarily due to an increase in interest income on investments and a decrease in interest expense on deposits and borrowings, partially offset by a decrease in interest income on loans.  As previously discussed, we improved our asset mix by utilizing some of the excess cash we hold to purchase high-quality investments resulting in an increase in interest income on investments. During the year ended June 30, 2022, we originated $113.3 million of new loans, including $89.5 million of commercial loans, that were partially offset by significant payoffs primarily in the residential portfolio. In addition, we experienced a $1.8 million decrease in interest expense primarily due to the re-pricing of deposits and the prepayment of advances from the FHLB of Pittsburgh.  During the year ended June 30, 2022, we replaced high-cost, long-term advances with short-term advances.  The net interest margin measured 3.02% for the year ended June 30, 2022 compared to 3.03% for the same period in 2021.  The decrease in the net interest margin is consistent with the decrease in interest rates and margin compression during the period that was primarily due to the COVID-19 pandemic and its impact on the economy and interest rate environment.

Non-interest Income

For the quarter ended June 30, 2022, non-interest income totaled $391 thousand, a decrease of $162 thousand, or 29.3%, from the quarter ended June 30, 2021.  The decrease was primarily due to a $146 thousand unrealized loss on equity securities recorded during the quarter ended June 30, 2022 and an $82 thousand decrease in the net gain on disposition of fixed assets during the quarter ended June 30, 2022 compared to the same period in 2021.  These decreases to non-interest income were partially offset by a $110 thousand increase in earnings on bank-owned life insurance due to the purchase of additional bank-owned life insurance (“BOLI”) during the fourth quarter of 2021 and during 2022.

For the year ended June 30, 2022, non-interest income totaled $2.1 million, a decrease of $293 thousand, or 12.4%, from the year ended June 30, 2021.  The decrease in non-interest income was primarily due to a $495 thousand net gain on the disposition of premises recorded during the year ended June 30, 2021 in connection with the sale of several properties acquired as part of the acquisitions of Fidelity Savings Association of Bucks County and Washington Savings Bank in May 2020, a $206 thousand net gain on the sale of other real estate owned recorded during the year ended June 30, 2021 and a $242 thousand unrealized net loss on equity securities recorded during the year ended June 30, 2022.  These decreases to non-interest income were partially offset by a $565 thousand increase in earnings on bank-owned life insurance and a $78 thousand increase in service fees consistent with our increase in core deposits.

Non-interest Expense

For the quarter ended June 30, 2022, non-interest expense totaled $5.3 million, an increase of $167 thousand, or 3.3%, from the quarter ended June 30, 2021.  The increase in non-interest expense was primarily due to a $330 thousand increase in salaries and employee benefits due to annual merit increases and the addition of new employees in connection with the build out of the Company’s commercial lending and credit functions and branch expansion, $187 thousand of prepayment penalties associated with the prepayment of $20.0 million of advances from the FHLB of Pittsburgh during the quarter ended June 30, 2022.  These increases to non-interest expense were partially offset by a $163 thousand decrease in occupancy and equipment expense and a $162 thousand loss on lease abandonment recorded during the year ended June 30, 2021 associated with the closure of our former Frankford branch office effective June 30, 2021 as part of our branch consolidation efforts.

For the year ended June 30, 2022, non-interest expense totaled $20.3 million, an increase of $1.3 million, or 6.8%, from the year ended June 30, 2021.  The increase in non-interest expense was primarily due to a $1.2 million increase in salaries and employee benefits due to annual merit increases and the addition of new employees in connection with the build out of the Company’s commercial lending and credit functions and branch expansion and a $299 thousand increase in prepayment penalties associated with the prepayment of advances from the FHLB of Pittsburgh.  These increases to non-interest expense were partially offset by a $117 thousand gain on lease abandonment recorded during the year ended June 30, 2022 associated with the release from a lease agreement related to the former Frankford branch office that was closed effective June 30, 2021 and a $162 thousand loss on lease abandonment was recorded during the quarter ended June 30, 2021.

Income Taxes

For the quarter ended June 30, 2022, we recorded a provision for income taxes of $258 thousand, reflecting an effective tax rate of 19.3%, compared to a $158 thousand provision for income taxes, reflecting an effective tax rate of 19.2%, for the same period in 2021.  The increase in the provision for income taxes for the quarter ended June 30, 2022 compared to the same period a year ago is primarily due an increase in income before income taxes.  For the year ended June 30, 2022, we recorded a provision for income taxes of $568 thousand, reflecting an effective tax rate of 11.8%, compared to a $947 thousand provision for income taxes, reflecting an effective tax rate of 20.0%, for the same period in 2021.   The decrease in the provision for income taxes for the year ended June 30, 2022 compared to the prior fiscal year is primarily due to a $288 thousand income tax benefit recorded during the fiscal year ended June 30, 2022 related to refunds received associated with the carryback of net operating losses under the CARES Act.  The effective tax rate for the year ended June 30, 2022 compared to the prior fiscal year was also impacted by the previously discussed income tax benefit from refunds received associated with the carryback of net operating losses under the CARES Act.

Asset Quality

The provision for loan losses was a $20 thousand net recovery during the year ended June 30, 2022 compared to an expense of $133 thousand during the year ended June 30, 2021.  The provision credit for the year ended June 30, 2022 was primarily due to stable asset quality metrics, including continued low levels of net charge-offs and non-performing assets.  Our allowance for loan losses totaled $3.4 million, or 0.71% of total loans and 0.94% of total loans, excluding acquired loans(2), as of June 30, 2022, compared to $3.6 million, or 0.78% of total loans and 1.19% of total loans, excluding acquired loans(2), as of June 30, 2021.

Capital

The Bank’s capital position remains strong relative to current regulatory requirements. The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities. As of June 30, 2022, William Penn’s stockholders’ equity to assets totaled 21.86% and tangible capital to tangible assets(4) totaled 21.36%.  In addition, at June 30, 2022, we had the ability to borrow up to $292.7 million from the FHLB of Pittsburgh.  The federal regulators issued a final rule, effective January 1, 2020, that set the elective community bank leverage ratio at 9% of tier 1 capital to average total consolidated assets.  The Bank has elected to follow this alternative framework.  As of June 30, 2022, William Penn Bank had a community bank leverage ratio of 18.28% and is considered well-capitalized under the prompt corrective action framework.

About William Penn Bancorporation

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which serves the Delaware Valley area through thirteen full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington, Camden and Mercer Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions (including higher inflation and its impact on national and local economic conditions), the effect of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of acquired businesses into our business operations, and that the Company may not be successful in the implementation of its business strategy. Additionally, other risks and uncertainties may be described in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2021, which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

(4) As used in this press release, tangible capital to tangible assets is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	June 30,	March 31,	June 30,
	2022	2022	2021

ASSETS
Cash and due from banks	$8,117	$13,221	$11,102
Interest bearing deposits with other banks	28,053	45,025	157,620
Total cash and cash equivalents	36,170	58,246	168,722
Interest-bearing time deposits	600	1,100	1,850
Securities available-for-sale	182,745	169,613	123,335
Securities held-to-maturity	102,135	104,227	-
Equity securities	2,258	2,404	-
Loans receivable, net of allowance for loan losses of $3,409, $3,479, and $3,613, respectively	475,511	457,178	461,196
Premises and equipment, net	11,696	13,361	13,439
Regulatory stock, at cost	3,807	1,963	2,954
Deferred income taxes	7,459	6,019	3,574
Bank-owned life insurance	39,170	38,006	35,231
Goodwill	4,858	4,858	4,858
Intangible assets	712	768	937
Accrued interest receivable and other assets	12,831	11,238	6,312
TOTAL ASSETS	$879,952	$868,981	$822,408

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$606,617	$621,404	$553,103
Advances from Federal Home Loan Bank	65,000	20,000	41,000
Advances from borrowers for taxes and insurance	3,356	3,163	3,731
Accrued interest payable and other liabilities	12,653	18,134	7,648
TOTAL LIABILITIES	687,626	662,701	605,482

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value	-	-	-
Common stock, $0.01 par value	149	151	152
Additional paid-in capital	159,546	168,078	168,349
Unearned common stock held by employee stock ownership plan	(9,599)	(9,700)	(10,004)
Retained earnings	57,587	56,936	58,493
Accumulated other comprehensive loss	(15,357)	(9,185)	(64)
TOTAL STOCKHOLDERS' EQUITY	192,326	206,280	216,926
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$879,952	$868,981	$822,408

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	For the Quarter Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
INTEREST INCOME
Loans receivable, including fees	$5,158	$5,212	$5,563	$20,693	$23,390
Securities	1,529	1,329	519	4,555	2,093
Other	61	43	76	250	306
Total interest income	6,748	6,584	6,158	25,498	25,789
INTEREST EXPENSE
Deposits	415	424	502	1,744	3,153
Borrowings	121	180	265	770	1,153
Total interest expense	536	604	767	2,514	4,306

Net interest income	6,212	5,980	5,391	22,984	21,483
Provision (recovery) for loan losses	-	10	20	(20)	133
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR LOAN LOSSES	6,212	5,970	5,371	23,004	21,350
OTHER INCOME
Service fees	211	196	217	863	785
Net gain on sale of other real estate owned	18	-	-	18	206
Net gain on sale of securities	-	-	31	62	36
Earnings on bank-owned life insurance	263	259	153	1,038	473
Net (loss) gain on disposition of premises and equipment	(22)	15	60	(7)	495
Unrealized loss on equity securities	(146)	(236)	-	(242)	-
Other	67	81	92	343	373
Total other income	391	315	553	2,075	2,368
OTHER EXPENSES
Salaries and employee benefits	3,042	2,932	2,712	11,482	10,282
Occupancy and equipment	522	836	685	2,759	2,912
Data processing	453	451	445	1,744	1,795
Professional fees	376	289	466	1,154	1,064
Amortization of intangible assets	56	56	63	225	255
Gain (loss) on lease abandonment	-	(117)	162	(117)	162
Prepayment penalties	187	209	-	460	161
Other	631	645	567	2,567	2,361
Total other expense	5,267	5,301	5,100	20,274	18,992

Income before income taxes	1,336	984	824	4,805	4,726

Income tax expense	258	160	158	568	947
NET INCOME	$1,078	$824	$666	$4,237	$3,779

Basic and diluted earnings per share	$0.08	$0.06	$0.05	$0.30	$0.26
Basic average common shares outstanding	14,091,550	14,318,839	14,293,138	14,255,901	14,541,136
Diluted average common shares outstanding	14,099,938	14,318,839	14,293,138	14,259,369	14,541,136

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

	For the Quarter Ended						For the Year Ended
	June 30, 2022			June 30, 2021			June 30, 2022			June 30, 2021
	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Interest-earning assets:
Loans	$468,677	$5,158	4.40%	$474,836	$5,563	4.69%	$461,160	$20,693	4.49%	$492,070	$23,390	4.75%
Investment securities	280,605	1,529	2.18	101,583	519	2.04	221,885	4,555	2.05	110,143	2,093	1.90
Other interest-earning assets	26,666	61	0.92	169,797	76	0.18	77,902	250	0.32	106,499	306	0.29
Total interest-earning assets	775,948	6,748	3.48	746,216	6,158	3.30	760,947	25,498	3.35	708,712	25,789	3.64
Non-interest-earning assets	81,956			66,120			77,017			64,134
Total assets	$857,904			$812,336			$837,964			$772,846

Interest-bearing liabilities:
Interest-bearing checking accounts	$127,963	27	0.08%	$101,012	20	0.08%	$115,753	73	0.06%	$100,032	110	0.11%
Money market deposit accounts	179,927	158	0.35	134,132	109	0.33	166,195	562	0.34	146,085	841	0.58
Savings, including club deposits	106,238	16	0.06	101,327	25	0.10	104,010	72	0.07	98,100	124	0.13
Certificates of deposit	132,994	214	0.64	164,197	348	0.85	143,756	1,037	0.72	186,740	2,078	1.11
Total interest-bearing deposits	547,122	415	0.30	500,668	502	0.40	529,714	1,744	0.33	530,957	3,153	0.59
FHLB advances and other borrowings	31,502	121	1.54	41,027	265	2.58	31,664	770	2.43	44,550	1,153	2.59
Total interest-bearing liabilities	578,624	536	0.37	541,695	767	0.57	561,378	2,514	0.45	575,507	4,306	0.75

Non-interest-bearing liabilities:
Non-interest-bearing deposits	61,469			48,651			55,806			58,248
Other non-interest-bearing liabilities	19,894			8,826			8,489			10,179
Total liabilities	659,987			599,172			625,673			643,934
Total equity	197,917			213,164			212,291			128,912
Total liabilities and equity	$857,904			$812,336			$837,964			$772,846

Net interest income		$6,212			$5,391			$22,984			$21,483

Interest rate spread		3.11%			2.73%			2.90%			2.89%
Net interest-earning assets	$197,324			$204,521			$199,569			$133,205
Net interest margin		3.20%			2.89%			3.02%			3.03%
Ratio of interest-earning assets to interest-bearing liabilities	134.10%			137.76%			135.55%			123.15%

Asset Quality Indicators (unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands)	2022	2022	2021

Non-performing assets:
Non-accruing loans	$6,511	$6,536	$5,301
Accruing loans past due 90 days or more	-	-	-
Total non-performing loans	$6,511	$6,536	$5,301

Real estate owned	-	75	75

Total non-performing assets	$6,511	$6,611	$5,376

Non-performing loans to total loans	1.36%	1.42%	1.14%
Non-performing assets to total assets	0.74%	0.76%	0.65%
ALLL to total loans and leases	0.71%	0.76%	0.78%
ALLL to non-performing loans	52.36%	53.23%	68.16%

Key performance ratios are as follows for the quarter and year ended (unaudited):

	For the Quarter Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
PERFORMANCE RATIOS:
(annualized for the quarter ended)
Return on average assets	0.50%	0.38%	0.33%	0.51%	0.49%
Core return on average assets(5)	0.55%	0.50%	0.37%	0.51%	0.45%
Return on average equity	2.18%	1.57%	1.25%	2.00%	2.93%
Core return on average equity(5)	2.41%	2.03%	1.40%	2.00%	2.70%
Net interest margin	3.20%	3.06%	2.89%	3.02%	3.03%
Net charge-off ratio	0.06%	0.08%	0.00%	0.04%	0.01%
Efficiency ratio	79.77%	84.21%	85.80%	80.91%	79.63%
Core efficiency ratio(5)	78.07%	79.94%	83.92%	79.57%	80.64%
Tangible common equity(6)	21.36%	23.24%	25.85%	21.36%	25.85%

(5) As used in this press release, core return on average assets, core return on average equity, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

(6) As used in this press release, tangible common equity is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Non-GAAP Reconciliation (unaudited)

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries

Non-GAAP Reconciliation

(Dollars in thousands, except share and per share data)

William Penn Bancorporation and Subsidiaries
Non-GAAP Reconciliation
(Dollars in thousands, except share and per share data)
	June 30,	June 30,
	2022	2021
Calculation of tangible capital to tangible assets:
Total assets (GAAP)	$879,952	$822,408
Less: Goodwill and other intangible assets	5,570	5,795
Tangible assets (non-GAAP)	$874,382	$816,613

Total stockholders' equity (GAAP)	$192,326	$216,926
Less: Goodwill and other intangible assets	5,570	5,795
Total tangible equity (non-GAAP)	$186,756	$211,131

Stockholders' equity to assets (GAAP)	21.86%	26.38%
Tangible capital to tangible assets (non-GAAP)	21.36%	25.85%

Calculation of tangible book value per share:
Total stockholders' equity (GAAP)	$192,326	$216,926
Less: Goodwill and other intangible assets	5,570	5,795
Total tangible equity (non-GAAP)	$186,756	$211,131

Total common shares outstanding	14,896,590	15,170,566

Book value per share (GAAP)	$12.91	$14.30
Tangible book value per share (non-GAAP)	$12.54	$13.92

Calculation of the ratio of the allowance for loan losses to total loans, excluding acquired loans:
Gross loans receivable	$479,669	$465,629
Less: Loans acquired in a business combination	118,111	161,260
Gross loans receivable, excluding acquired loans (non-GAAP)	$361,558	$304,369
Allowance for loan losses	$3,409	$3,613

Allowance for loan losses to total loans (GAAP)	0.71%	0.78%
Allowance for loan losses to total loans, excluding acquired loans (non-GAAP)	0.94%	1.19%

	For the Quarter Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Calculation of core net income:
Net income (GAAP)	$1,078	$824	$666	$4,237	$3,779
Less pre-tax adjustments:
Net gain on sale of other real estate owned	(18)	-	-	(18)	(206)
Net loss (gain) on disposition of premises and equipment	22	(15)	(60)	7	(495)
Unrealized loss on equity securities	146	236	-	242	-
(Gain) loss on lease abandonment	-	(117)	162	(117)	162
Prepayment penalties	187	209	-	460	161
Real estate tax adjustment	(192)	-	-	(192)	-
Tax impact of pre-tax adjustments	(33)	(70)	(23)	(88)	85
Income tax benefit adjustment	-	-	-	(288)	-
Core net income (non-GAAP)	$1,190	$1,067	$745	$4,243	$3,486

Calculation of core earnings per share:
Earnings per share (GAAP)	$0.08	$0.06	$0.05	$0.30	$0.26
Less pre-tax adjustments:
Net gain on sale of other real estate owned	-	-	-	-	(0.01)
Net loss (gain) on disposition of premises and equipment	-	-	-	-	(0.03)
Unrealized loss on equity securities	-	0.01	-	0.02	-
(Gain) loss on lease abandonment	-	(0.01)	-	(0.01)	0.01
Prepayment penalties	0.01	0.01	-	0.03	0.01
Real estate tax adjustment	(0.01)	-	-	(0.01)	-
Tax impact of pre-tax adjustments	-	-	-	(0.01)	-
Income tax benefit adjustment	-	-	-	(0.02)	-
Core earnings per share (non-GAAP)	$0.08	$0.07	$0.05	$0.30	$0.24

Calculation of core return on average assets:
Return on average assets (GAAP)	0.50%	0.38%	0.33%	0.51%	0.49%
Less pre-tax adjustments:
Net gain on sale of other real estate owned	(0.01)%	-	-	-	(0.03)%
Net loss (gain) on disposition of premises and equipment	0.01%	(0.01)%	(0.03)%	-	(0.06)%
Unrealized loss on equity securities	0.07%	0.11%	-	0.02%	-
(Gain) loss on lease abandonment	-	(0.05)%	0.08%	(0.01)%	0.02%
Prepayment penalties	0.09%	0.10%	-	0.05%	0.02%
Real estate tax adjustment	(0.09)%	-	-	(0.02)%	-
Tax impact of pre-tax adjustments	(0.02)%	(0.03)%	(0.01)%	(0.01)%	0.01%
Income tax benefit adjustment	-	-	-	(0.03)%	-
Core return on average assets (non-GAAP)	0.55%	0.50%	0.37%	0.51%	0.45%

Average assets	$857,904	$859,801	$812,336	$837,964	$772,846

Calculation of core return on average equity:
Return on average equity (GAAP)	2.18%	1.57%	1.25%	2.00%	2.93%
Less pre-tax adjustments:
Net gain on sale of other real estate owned	(0.04)%	-	-	(0.01)%	(0.16)%
Net loss (gain) on disposition of premises and equipment	0.04%	(0.03)%	(0.11)%	-	(0.39)%
Unrealized loss on equity securities	0.30%	0.45%	-	0.11%	-
(Gain) loss on lease abandonment	-	(0.22)%	0.30%	(0.06)%	0.13%
Prepayment penalties	0.38%	0.40%	-	0.22%	0.12%
Real estate tax adjustment	(0.38)%	-	-	(0.09)%	-
Tax impact of pre-tax adjustments	(0.07)%	(0.14)%	(0.04)%	(0.04)%	0.07%
Income tax benefit adjustment	-	-	-	(0.13)%	-
Core return on average equity (non-GAAP)	2.41%	2.03%	1.40%	2.00%	2.70%

Average equity	$197,917	$210,258	$213,164	$212,291	$128,912

	For the Quarter Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Calculation of core efficiency ratio:
Non-interest expense (GAAP)	$5,267	$5,301	$5,100	$20,274	$18,992
Less adjustments:
Gain (loss) on lease abandonment	-	117	(162)	117	(162)
Real estate tax adjustment	192	-	-	192	-
Prepayment penalties	(187)	(209)	-	(460)	(161)
Core non-interest expense (non-GAAP)	$5,272	$5,209	$4,938	$20,123	$18,669
Net interest income	$6,212	$5,980	$5,391	$22,984	$21,483
Non-interest income (GAAP)	$391	$315	$553	$2,075	$2,368
Less adjustments:
Net gain on sale of other real estate owned	(18)	-	-	(18)	(206)
Net (loss) gain on disposition of premises and equipment	22	(15)	(60)	7	(495)
Unrealized loss on equity securities	146	236	-	242	-
Core non-interest income (non-GAAP)	$541	$536	$493	$2,306	$1,667

Efficiency ratio (GAAP)	79.77%	84.21%	85.80%	80.91%	79.63%
Core efficiency ratio (non-GAAP)	78.07%	79.94%	83.92%	79.57%	80.64%